As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-24693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entech Solar, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	33-0123045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(Address of Principal Executive Offices) (Zip Code)

GOLDEN BEVERAGE COMPANY 1997 STOCK OPTION PLAN

(Full Title of the Plan)

Charles Michel

Chief Financial Officer

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(Name and Address of Agent For Service)

(817) 224-3600

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Laurie A. Cerveny, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Fax: 617-951-8736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Entech Solar, Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the Golden Beverage Company 1997 Stock Option Plan (the “Plan”) filed on April 7, 1997 (Registration No. 333-24693) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof. Such removal and withdrawal is being effected because the Plan has terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on this 5th day of August, 2010.

Entech Solar, Inc.

Date: August 5, 2010	By:	/S/ DAVID GELBAUM
David Gelbaum, Chief Executive Officer, Chairman and Director

Date: August 5, 2010	By:	/S/ CHARLES MICHEL
Charles Michel, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of Entech Solar, Inc., hereby severally constitute and appoint David Gelbaum and Charles Michel, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the Requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

Date: August 5, 2010	/S/ DAVID GELBAUM	Chief Executive Officer, Chairman and Director
	David Gelbaum	(Principal Executive Officer)

Date: August 5, 2010	/S/ CHARLES MICHEL	Chief Financial Officer
	Charles Michel	(Principal Financial and Accounting Officer)

Date: August 6, 2010	/S/ PETER L. CORSELL
	Peter L. Corsell	Director

Date: August 5, 2010	/S/ MARK J. O’NEILL
	Mark J. O’Neill	Director

Date: August 5, 2010	/S/ DAVID FIELD
	David Field	Director